Exhibit 99.1

Darling International Inc.

News Release
September 23, 2003

DARLING INTERNATIONAL INC. CONCLUDES REVIEW
OF STRATEGIC ALTERNATIVES

      Irving, Texas , September 23, 2003:     Darling International Inc. (AMEX: DAR) announced that the review of strategic alternatives to enhance shareholder value and liquidity initiated on May 28, 2003 has been concluded. The review involved consideration of a number of alternatives, including the possible sale of the Company. A broad universe of entities were contacted in the process which resulted in several preliminary indications of interest for the purchase of the Company. The Board deemed the indications of interest inadequate in several respects including their relationship to the market price for the Company's common stock. Darling is committed to following a strategy of preserving and enhancing shareholder value.

{ This media release contains forward-looking statements regarding the business operations of Darling. These statements are identified by words such as “may,” “will,” “expect,” “believe,” “intend,” “anticipate,” “should”, “estimate,” continue,” and other words referring to events to occur in the future. These statements reflect Darling’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties, including business and economic conditions in its existing markets. Other risks and uncertainties regarding Darling, the industry in which it operates and the implementation of its business strategy are described in Darling’s Form 10-Qs, the most recent filed August 12, 2003; Form 10-K filed March 26, 2003; Proxy Statement filed April 17, 2003 and Amendment No. 2 to the Registration Statement as filed on April 30, 2003. Darling undertakes no obligation to update any forward-looking statements made in this media release. }

FOR MORE INFORMATION CONTACT: Randall C. Stuewe, Chairman and CEO, or John O. Muse, Executive Vice President of Finance and Administration	251 O'Connor Ridge Blvd., #300 Irving, Texas 75038 Phone: 972-717-0300